Exhibit 99.1

Turnkey Capital, Inc. (TKCI) Announces Move to Pink Sheets

FORT LAUDERDALE, FL / ACCESSWIRE / June 7, 2021 / Turnkey Capital Inc.'s, ("TKCI" or the "Company") mission is to acquire and provide business advisory services to undervalued businesses, real estate and intellectual properties.

TKCI will be moving from the OTCQB to the Pink Sheets. Based on the low float of the Company, TKCI has made the decision to move to the Pink Sheets for a short term.

"We have made this decision as a company because we feel it would enhance the value for our shareholders," said the President of TKCI, Mr. Alan Tucker.

About Turnkey Capital Inc.

Turnkey Capital Inc. (TKCI) is a business advisory company that builds value in under-valued assets by providing capital for growth, strategic operational and management resources, financial infrastructure and long-term corporate support. The goal of Turnkey Capital Inc. is to bring the full value of assets to complete the package needed to create a successful company. Turnkey's extensive management team of seasoned corporate and financial executives bring their considerable resources to work on behalf of development-stage companies that have demonstrated strong potential and create opportunities for both the company and its shareholders to benefit from more rapid growth.

Safe Harbor Statement.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. Specifically, the Company's ability to raise additional capital, execute its business plan and strategy, sustain or increase gross margins, achieve profitability and build shareholder value are forward-looking statements. A more extensive listing of risks and factors that may affect the Company's business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Frank Dickerson

(954) 908-3481